Exhibit 99.2

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EDITED TRANSCRIPT
SAFM - Q2 2016 Sanderson Farms Inc Earnings Call
EVENT DATE/TIME: MAY 26, 2016 / 03:00PM GMT

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

CORPORATE PARTICIPANTS

Joe Sanderson Sanderson Farms, Inc. – Chairman and CEO

Mike Cockrell Sanderson Farms, Inc. – CFO and Treasurer

Lampkin Butts Sanderson Farms, Inc. – President and COO

CONFERENCE CALL PARTICIPANTS

Ken Goldman JPMorgan – Analyst

Farha Aslam Stephens Inc. – Analyst

Brett Hundley BB&T Capital Markets – Analyst

Akshay Jagdale Jefferies LLC – Analyst

Adam Samuelson Goldman Sachs – Analyst

Michael Piken Cleveland Research Company – Analyst

Jeremy Scott CLSA Americas, LLC – Analyst

PRESENTATION

Operator

Good day and welcome to the Sanderson Farms second-quarter 2016 conference call. Today’s call is being recorded. At this time for opening remarks and introductions, I would like to turn the call over to Mr. Joe Sanderson. Please go ahead, sir.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Thank you. Good morning and welcome to Sanderson Farms’ second-quarter conference call. We issued a news release this morning announcing net income of $47.6 million or $2.11 per share for second fiscal quarter of 2016. This compares to net income of $71.2 million or $3.13 per share during last year’s second quarter.

I will begin the call with some general observations. But before I do, I will ask Mike to give the cautionary statement regarding forward-looking statements.

Mike Cockrell – Sanderson Farms, Inc. – CFO and Treasurer

Thank you, Joe, and good morning, everyone. This morning’s call will contain forward-looking statements about the business, financial condition, and prospects of the Company. The actual performance of the Company could differ materially from that indicated by the forward-looking statements because of various risks and uncertainties.

Those risks and uncertainties are described in our most recent annual report on Form 10-K and the Company’s quarterly report on Form 10-Q, filed this morning with the SEC in connection with our second fiscal quarter ended April 30, and in our press release published this morning. Those documents are available on our website at sandersonfarms.com.

You are cautioned not to place undue reliance on forward-looking statements made this morning and each speaks only as of today. We undertake no obligation to update or revise our forward-looking statements. And external factors affecting our business, such as feed grain costs, market prices for poultry, and the health of the economy, among others, remain volatile; and our view today may be very different from what it is a few days from now.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Thank you, Mike. Lower grain costs, continued good demand for chicken at retail grocery stores, higher volumes, and improved export markets drove our results during our second fiscal quarter. Our sales volume of fresh and frozen chicken was up by 8.6% compared to last spring’s volume and reflects heavier birds, outstanding yields, and new production in Palestine.

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

Our feed costs per pound of fresh chicken processed decreased $0.038 cents per pound during the quarter compared to last year’s second quarter, while our average net sales price per pound of chicken sold was down by 11.4%. Despite the decrease in overall selling prices, market prices for some products continued to reflect the demand for chicken. The Georgia Dock price remained steady and reflects good demand for chicken at retail grocery stores.

In addition to good demand at retail grocery stores, market prices for chicken tenders remained above historical levels for this time of year. It appears food service demand at QSR establishments could explain the strong market price for chicken tenders. While export market headwinds remain — including politics, one remaining avian-influenza-related ban, economic factors, and the strength of the US dollar — market conditions improved rapidly this spring than we anticipated, and export demand seems to have stabilized.

All AI-related bands other than in China have been lifted, and China wasn’t a participant in the dark meat market anyway. While the relative strength of the US dollar continues as a headwind, the strength in the peso has given our Mexican customers more buying power. Politics still impact our relationship with China, and we continue to believe we won’t ship off to that market again before 2017.

Finally, while oil prices remain relatively low, they have moved above their bottom, giving more buying power to countries heavily dependent on oil revenue to fuel their economy. As a result of these improvements and lower availability of commodity frozen leg quarters, as some continue to chase margin by deboning dark meat for the domestic market, leg quarter market prices moved higher as we moved through the quarter, and leg quarter inventories dropped significantly from March 2015 to March 2016 by 83 million pounds or 44%. These favorable trends, should they continue, should support prices over the short term.

Prices paid per bushel of corn and per ton of soybean meal were lower during the quarter compared to last year’s second fiscal quarter. And the result was lower feed cost in flocks processed. Grain prices have moved higher in recent weeks over concern regarding South American soybean production and Brazil’s safrinha corn crop.

That said, planting progress in the United States remains on pace with historical averages. And while getting seeds in the ground doesn’t mean a lot for future grain prices and feed costs, it is a necessary first step in realizing a good crop.

That said, we have priced a portion of both our corn and soybean needs into September. And given where future prices closed yesterday on the Chicago Board of Trade, had we priced all of our needs through the end of the fiscal year at yesterday’s close, cash corn and soybean meal prices during fiscal 2016 would be $27 million lower than a year ago. This number does not include the additional volume of grain we will need to purchase this year to feed the additional chickens we have on the ground in Palestine.

These lower costs will translate into savings of $0.012 cents per pound of chicken processed for the year. In addition to our costs, we will be closely watching the chicken markets and production numbers. Weekly egg sets over the past few weeks continued to trend slightly below a year ago, while pullet placements continue to run ahead of a year-ago numbers. It is clear some of the additional pullets placed over the past year were placed to produce hatching eggs for export markets.

Through March, our industry processed 1.8% more head, and live weights increased approximately 1.5%. The current USDA estimate for 2.8% more broiler meat during calendar 2016 when compared to last year seems reasonable but could prove to be high, should egg sets continue to run below last year.

Chicken will compete for grilling space this summer against more beef and slightly more pork. So how well supply and demand for chicken will be balanced for the rest of the year will depend on continued improvement in export demand and the appetite of domestic consumers for more protein.

I’m pleased to report that the startup of our new Palestine, Texas, facility continues to go well, and we expect to reach full production in Palestine during our fourth fiscal quarter. The successful startup reflects the success of our training program, which prepared young managers to run the new operations. We continue to train managers to start operations at our next new facilities in St. Pauls. Construction continues there. We have placed pullets on the ground for St. Pauls, and we plan to open the new facility during our first fiscal quarter of 2017.

We reached somewhat of a milestone during the quarter, as we ended the quarter totally debt-free. The last time our balance sheet was essentially debt-free was in 1991, before we began execution of the growth plan we had shortly after becoming a public company. Since that time, we have invested $1.5 billion in our business, constructed six poultry complexes, have a seventh under construction, and plans are ongoing to build in eighth. We’ve grown our sales from $186 million to $2.8 billion and grown our poultry processing capacity from 280 million pounds to 3.8 billion.

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

The growth plan we put in place in 1991 had nothing to do with size but everything to do with creating value for our shareholders, who place confidence in the Company with their investment. Our stock price in 1992, adjusted for stock dividends, was $5; and today it trades for $90. Becoming debt-free was not a goal, but maintaining a strong balance sheet was and will remain a priority. We know we have an obligation to put our balance sheet to work for our shareholders, and we are planning diligently to do just that.

At this point, I will turn the call over to Lampkin for a more detailed discussion of the market and our operations during the second quarter.

Lampkin Butts – Sanderson Farms, Inc. – President and COO

Thank you, Joe, and good morning. As Joe mentioned, market prices for poultry products were mixed during the quarter when compared to our second quarter last year. The average Georgia Dock price during our second quarter was 2.4% lower than last year’s second quarter, averaging $1.12 per pound during the quarter compared to $1.14 per pound last year. The Georgia Dock price for this week is $1.12 per pound, which compares to $1.16 per pound for the same week last year. The Georgia Dock price reflects continued good demand for chicken in retail grocery stores.

Bulk leg quarter prices were lower for the quarter compared to last year’s second quarter for reasons described by Joe, averaging $0.294 per pound during our second quarter this year compared to $0.35 per pound last year. Through March, industry export volumes were down approximately 6.6% compared to last year, and export values were lower by 25.5%. Compared to our first quarter, though, markets were significantly better.

Leg quarter prices improved during our second quarter by almost 35% when compared to our first quarter. The current Urner Barry leg quarter quote is $0.35 per pound.

Prices for jumbo wings were higher during our second fiscal quarter than last year’s second quarter. Jumbo wings averaged $1.71 per pound, up 12% from the average of $1.52 per pound during last year’s second quarter. The current Urner Barry quote for jumbo wings is $1.38 per pound.

Boneless breast prices improved during April but on average were lower than last year’s second quarter, decreasing 21.4% when compared to the second quarter a year ago. The second quarter’s average Urner Barry price was $1.18 per pound; today the Urner Barry quoted market for jumbo boneless breast is $1.17 per pound.

The overall result of these market price changes was a decrease of $0.089 per pound in our average sales price per pound of chicken sold. We sold 928.9 million pounds of poultry (technical difficulty) during the second quarter, an increase from the 855.3 million pounds sold during last year’s second quarter. We processed 945.8 million pounds of dressed poultry during the quarter, up 9.4% from the 864.4 million pounds we processed during last year’s second quarter. We previously projected we would process 892.7 million pounds during the quarter, and higher-than-projected live weights and yields made up the difference from our projection.

We now expect to process approximately 3.75 billion pounds of fresh chicken this fiscal year, an increase of approximately 9% compared to 2015. We estimate we will process approximately 953.1 million pounds in our third fiscal quarter and approximately 998.5 million pounds during our fourth fiscal quarter. We have factored into those estimates the improved yields and live bird performance we have experienced the past two quarters. Both of these estimates could be impacted by weather, bird performance, and other factors, some of which are beyond our control.

Results and margins at our prepared food plant improved during the second quarter, and we expect further improvement during the second half of the year. We sold 44.7 million pounds of processed chicken at our prepared chicken plant through the first half of this year compared to 42.1 million pounds through the first half of last year. The average sales price through the first half of the year decreased $0.023 per pound compared to last year.

Both live production and our processing plants have performed very well versus the industry peers during the first half of the year. We certainly have opportunities that we are anxious to capture, but I have been pleased with our operations.

Sales at our big bird plants typically lag some competitors during times of weak commodity chicken markets, and that was certainly the case during our first quarter, but we saw improvements during our second quarter. We have sales opportunities at all of our plants that we will work to capture as we move through the year.

At this point, I’ll turn the call over to Mike.

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

Mike Cockrell – Sanderson Farms, Inc. – CFO and Treasurer

Thank you, Lampkin. The 3.4% decrease in our net sales for the quarter to $692.1 million, down from $716.6 million last year, was the result of a decrease in our sales price per pound, partially offset by an increase in pounds of poultry products sold. The slight increase in our cost of sales for the three months ended October 30 as compared to the same three months last year reflect lower feed cost per pound of poultry products processed of $0.038 per pound, or 13%, and the increase in poultry pounds sold of 73.6 million pounds or 8.6%, and a 3.5% increase in our prepared chicken pounds sold.

Feed costs accounted for 44.6% of our cost of poultry sold during the quarter, and that compares to 47% last year. The $2.7 million increase in our SG&A expense for the first half of the year reflects increased accruals for our advertising and marketing expenses.

During the quarter ended April 30, the Company did determine that achievement of the applicable performance-based criteria for the performance shares granted November 1, 2014, is now probable. Accordingly, under catch-up accounting rules, the quarter and year-to-date number reflect compensation expense of $3.9 million related to that agreement.

A little bit about SG&A going forward: St. Paul startup costs will continue to increase, of course. We do estimate that our total SG&A during Q3 — and this assumes no bonus and no ESOP accrual — will total $37.7 million; and during Q4 it will total $38.9 million. The ESOP accrual, which we typically begin accruing in our third fiscal quarter, will be approximately 4.5% of gross income. And, obviously, we don’t know what that number will be, so that is not included in that guidance.

The Company’s effective tax rate for the quarter and for the six months ended April 30 was 35.1% and 37.2%, respectively. And for the balance of the year, we expect a tax rate of approximately 35.1%.

We now expect to spend $222.6 million on CapEx during 2016, and we’ve spent $67.3 million through the first half of the year. Of this total, we’ve spent $23.6 million in St. Pauls. We intend to use cash on hand and cash flows from operations to fund the balance of our capital budget.

Our depreciation and amortization for the first half of the year was $40.8 million, and we continue to model right at $84 million for the full fiscal year. As Joe mentioned, we are now debt-free, and our balance sheet measures are strong. Our working capital was $451 million at the end of the quarter. Our shareholders’ equity was $1.1 billion, and our current ratio was 4.1 to 1.

I want to mention before we turn the call over for questions that Sanderson Farms will host its annual investor conference in New Orleans again this fall. The conference will open with dinner on Thursday night, October 13, and we’ll start the conference at 8 AM Friday morning, October 14. The venue for this year’s conference will be the Windsor Court, but dinner on Thursday night will be the same place as always.

We hope many of you will join us in New Orleans for this conference. And information regarding the conference is posted on our website, and we will very soon add registration and hotel information. For now, though, please save the date for that conference.

Ashley, that completes our prepared remarks, and we’ll now open up the line for questions.

QUESTION AND ANSWER

Operator

(Operator Instructions) Ken Goldman, JPMorgan.

Ken Goldman – JPMorgan – Analyst

Joe, I think you said you priced a portion of corn into September. Traditionally, the last few years, Sanderson has not been ahead on corn. I’m just curious: did you lock in prices because you are increasingly concerned about the potential for corn prices to rise? Or more just that we’re heading into a planting season, and corn prices can be volatile in general during that time?

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

We saw what we consider to be very good prices around the end of February, and mainly on March 31 — the day the planting intentions report came out. And we saw some prices that we had not seen in several years, and we basically booked our corn needs through July, mainly on March 31.

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

We just hadn’t seen that — prices like that in I don’t know when. And that’s when we did it, and we booked a little bit into August/September — not much, but we booked a little bit into August/September. And then our soy, we started booking it in December, January and February. I think I reported maybe in December that we booked our basis for the year in the fall. And we got a — and then in December, January, and February we saw some numbers that we hadn’t seen in a long time. And we started — we had some targets, and so we booked — we don’t — we started booking soy in December, in February and January.

And it was unusual; we normally don’t do that. But we saw some numbers we hadn’t seen in several years, and so we did it. But we’ve done it before. We actually did it in 2008. Before the run-up then, it was, you know, just something we did. And we don’t believe this board is going to stay where it is today.

We think this is just — there are three or four unknowns right now: what’s being planted in the US is unknown. It will be known in June. The Argentine soy yields are — and that crop is not known. There’s a lot of speculation about how much yield was lost. And there’s unknown about the Brazilian second-crop corn crop. And that’s unknown. All of that is going to be known in June.

But right now, there are some heavy bets being made, and that’s exactly what’s going on with the corn and the soy. Corn is really following. I mean, right now, what — the number on the board for corn is over 2 billion bushels on the 2017 carry-out. I mean, why would corn be going up $0.40 a bushel? But it’s just following soy. But people are placing heavy bets right now, and this board’s just run up. And we don’t have to buy any right now. And we’re lucky.

Ken Goldman – JPMorgan – Analyst

Joe, as a — first of all, thank you for that. If I can ask a follow-up?

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Yes.

Ken Goldman – JPMorgan – Analyst

One thing you didn’t necessarily mention, and maybe I didn’t hear it as a risk, was corn yields this summer because of La Nina, or soybean yields this summer because of La Nina, more pertinently. And so I was just curious: most experts who we talk to — and I know everyone has a vested interest in this one way or the other — but most experts I talked to are saying La Nina is inevitable at this point. It’s only a question of when it hits, and how big it will be, and whether it hits 2016 crops or 2017.

But no one seems — who I’m talking to — seems to think that 2017 is going to escape unscathed in any way. And I’m just curious: is that not the right way to look at it based on what your experts are seeing? Is La Nina not — is La Nina’s risk overstated? Again, no one really knows; the only honest answer is: who the heck has any idea? But just curious what your people are saying at this point.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

I talked to them yesterday, and there’s no certainty that it’s going to happen to begin with. And there are varying degrees that — about how much it’ll impact. And, you know, it can be as much as a 10% drawdown on yield, or — but, I mean, you can’t do anything about that. And you particularly wouldn’t go out and purchase where the board is today based on the possibility of La Nina.

Right now, they don’t know when — they do believe El Nino is gone. They do believe that. The water is cool enough that what we’ve had the last couple of years is gone. But La Nina forming has not happened yet, and they don’t know when that’s going to happen. And I talked to them yesterday afternoon.

So, I mean, there’s nothing you can do about that, and nothing to do yet. You know, weather — you just can’t make decisions based on that.

Ken Goldman – JPMorgan – Analyst

Understood. Thank you, Joe.

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

Operator

Farha Aslam, Stephens Inc.

Farha Aslam – Stephens Inc. – Analyst

A question on exports. Joe, you highlighted that we’ve gotten greater access to the export market. What are prices in the export markets right now, and where do you expect them to go as the year progresses?

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Leg quarters are — we’re netting $0.30 to $0.35 a pound for leg quarters. We netted about $0.15 a pound our first quarter. So we’ve been very pleased with that improvement. Actually moving into the $0.30s was a little better than what we expected.

Right now I would call prices steady. Hopefully, we can get more later in the year, but all we see right now is steady.

Farha Aslam – Stephens Inc. – Analyst

Okay, that’s helpful. And then breast meat pricing — it’s been counter-seasonally going down in the last few days. Is there any thoughts of what’s driving it? And what’s your outlook for breast meat prices?

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Well, we were surprised. We had a — the last two weeks of April and the first week of May was outstanding. We had to run some plants. Mother’s Day and Cinco de Mayo we just had tremendous demand in food service and retail.

And then it wasn’t an oversupply; it was — demand just stopped. Just stopped cold. And I guess by the end of the second week of May, there was no demand anymore. It wasn’t an oversupply of product, there was just no demand. And product just started piling up. And we saw it with our orders, and it was all out in the marketplace. And the market came off, just to find a number now, we’ve got great Memorial Day stuff; we’re having to run — every plant is going to run Saturday. Are any of our — are we going on two shifts anywhere Saturday?

Lampkin Butts – Sanderson Farms, Inc. – President and COO

Two — three tray pack plants.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Three of our four retail plants are going to run two shifts to cover retail orders this Saturday, and Moultrie is not running Saturday because they have high school graduation on a Saturday. They are going to have to run Memorial Day. But that’s a long way to get around, Farha.

But we have great — for June 1, we have a lot of demand. And we’ll probably end up running the Saturday — two Saturdays in a row. And I don’t know what’s going to — you know, I don’t know if the market will start moving back up the week after Memorial Day.

We think we’re being impacted some, the breast meat prices, by the deboned dark meat. That’s one of the factors. But the main factor is the economy. People are not going out to eat still. They’re not spending money freely, and it was quite obvious in May that they had a big week May 1, and they did go out Cinco de Mayo; they did go out Mother’s Day. And then they did not go out after that.

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

There was no demand. And it appears we’re getting ready to have a big Memorial Day. And I don’t know if they’re going to — maybe they’re going to be traveling. And we were kind of optimistic, particularly with the egg sets we’ve been looking at, that breast prices were going to move. And until I see different, we’re going to remain optimistic about breast prices.

Farha Aslam – Stephens Inc. – Analyst

That’s helpful.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

I can’t give you an exact number, but we think — we had a good April. Breast moved up in April. May — we think May was an outlier.

Farha Aslam – Stephens Inc. – Analyst

Understood. In my last question is more longer-term in nature. We’ve been hearing a lot of concern about 2017 and the fact that you are going to have a lot more protein on the US market, with more beef, more pork, and potentially more chicken with the added capacity that’s coming online. Could you share with us how you’re thinking about pricing into next year, how you’re planning for next year?

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Well, we counted up the headcount that’s coming on next year. We think there’ll be — from where we sit today, we’ll have about 400,000 more head in Palestine. We think Peco may get to half capacity, and that’ll be about 800,000 more head. And then we’ll probably get about 600,000 head at St. Pauls. And that’s about 1.8 million.

And then for us, almost half of that is going to be exported; the dark meat is going to be exported. I’m not crystal clear what — I’m not sure what Peco will be doing with their dark meat. They typically export most of it, but half of all of that new production is going to be exported. But wings, and the breast meat, and the tenders will stay in — but it’s not like all of that head is going to be hitting the US market.

So it’s going to be more white meat, but I don’t think it’s a lot more. And we don’t think there’s going to be a lot more pork next year, either. I think if anything, it’s going to be more beef.

You know, if I go back — when you go back and look and see how many eggs are being set right now, and you go back and look at what the industry was setting in 2007, it’s not a big deal if the economy were to get right, and people had jobs, and the labor participation rate were to get right. Obviously, we’re not there with the economy right now. But surely at some point, somebody’s going to get that right. Probably, you know, I’m just hoping a new Congress and a new President can get that started.

But egg sets in 2007 were 220 million eggs a week, and we’re setting 208 million, and 209 million, and 210 million eggs a week. It’s not that big a deal.

Farha Aslam – Stephens Inc. – Analyst

That’s helpful, thank you.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Thank you, Farha.

Operator

Brett Hundley, BB&T Capital Markets.

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

Brett Hundley – BB&T Capital Markets – Analyst

Joe, thank you for that color on headcount. I think it’s really helpful. And maybe I can just ask the other end of the supply equation, then, and just talk about weights, if you don’t mind? You know, I think you guys have been a little surprised by weights this year, just judging from your commentary. And you talked about some new breeds that have been in place. You have talked about some other factors that have led to weights being a little bit above expectations.

And I agree with recent comments that you guys have made that, you know, it seems like we’re getting to a ceiling on weights. I hear about this woody breast meat issue that runs through the industry from time to time, and people have been knocking off weights to try and get rid of that, but then they realized it’s probably genetic related, and so it seems like weights are put back on. So can you, one more time, kind of give us an update on weight growth expectation into 2017 as well?

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Well, at our conference last October, I stated that I thought weights were not going to go up this year. I was dead wrong. Weights went up this winter in every weight class: fast food went up, parts and whole birds went up, tray pack went up, big bird deboning went up. I think the mild winter is why the first three classes went up; I think big bird deboners went up because more people moved to a 9-pound chicken. And I didn’t see that coming.

We do understand there are a couple of complexes that have moved back down below 9 pounds to try to get out of woody breasts — close to us, as a matter of fact. When we have our conference in October, I’m going to state again that I believe that weights are not going to go up in 2017, because I believe that the industry — and this is for marketing reasons — I believe the industry is getting to a point where — I know we are — we can’t go up because of our customers.

We’ll go up a little bit in the fall when we get the perfect, ideal weather, and maybe in the spring when you get perfect, ideal weather. But we are fixing to lose weight. We’re going to be in the low 90s in the South this weekend, and either by next week or the week after that, our weights are going to be lower. So I’m guessing the whole industry is going to — across the Deep South will lose weight in the next two weeks. But ours is a marketing reason. We have peaked out on weights for our customers, both tray pack and big bird.

And I’m guessing the industry is close to that as well. And so when we gather in New Orleans for our investor conference, I’m going to make that same prediction for 2017, Brett.

Brett Hundley – BB&T Capital Markets – Analyst

Okay, sounds good. And then my second question is kind of a two-parter. We’ve been trying to study cold storage numbers and see how they fit in with the forward dynamic. I’d be curious just to get your opinion on breast meat inventory levels. They seem elevated, but it also seems like there’s potential ability to move through that, especially with where breeders and egg sets have been. So that’s — like, that’s the first part of my question, is maybe can you just address your view on boneless/skinless inventories?

And secondly, related to that, can you talk about your expectations on leg quarter deboning potentially slowing down as exports build back here. You know, we’re getting Korea back; can we ship more leg quarters whole and knock down some of that deboning that’s happening? Or do you think that the equipment that’s been put in place, rendering values, et cetera — do you think that that keeps a lot of this dark meat deboning in place, and thus maybe pressure on boneless/skinless? Anyway, I hope all that makes sense.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

It does. You know, we thought that the boneless breast in the freezers was primarily put there by further processors, and that they would pull it out when boneless prices got higher. That inventory really started to build back in the winter. And that has been the history of that boneless breast inventory. It hasn’t come down, and it probably hasn’t come down because boneless breast prices haven’t really gone up much.

I still think that’s where most of that is from. We have put up some of that boneless for one of our customers that is a further processor. It wasn’t nearly that much. I mean, it wasn’t — that’s what I think most of that is. I think a lot of that is for further processors. But I don’t — it’s a lot of it. And it’s going to take a spike in boneless breast prices to get it out of there, I think.

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

As far as dark meat, I do believe that dark meat deboning is going to continue. And there will be a tendency for that to — when you hire people, and you put in equipment, it’s hard to switch over to leg quarters when you have that investment, particularly if you have added onto your plant and put in — you know, you have supervisors there, and you have employees, and you have customers, and you have contracts.

When you have all that in place, it’s hard to switch to leg quarters, particularly in a short period of time. Now, if leg quarters get to be a big deal, they’ll switch, but not for the short term.

Brett Hundley – BB&T Capital Markets – Analyst

Okay, that makes sense. Thank you so much, Joe.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

You bet. Good talking to you, Brett. Thank you.

Operator

Akshay Jagdale, Jefferies.

Akshay Jagdale – Jefferies LLC – Analyst

Thanks for the historical perspective, and congratulations on those tremendous results. We forget those every now and then.

But I wanted to ask about the long-term, as well, as it relates to your balance sheet. So you mentioned you are debt-free; you’ve always been very disciplined. You already have plants under construction. So can you help me think through — what are the options? And given your size is so much bigger now, the base is bigger, are you thinking any differently about announcing sort of one plant at a time, the size of the plants, or the nature of the business?

And maybe — and I heard you talking a little bit more about maybe potentially expanding prepared foods at another conference. So can you just help me think through, because I know you are probably thinking through that a lot right now, how you intend to use that balance sheet like you have historically?

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Well, we are looking for another site for another plant. Everybody knows that. And then we — I believe Ken asked me on the last call if we would expand further processing, and we said we would. We want to keep it at about 10% of our sales, and last year further processing was about 6.7% of our sales.

So as we continue to grow in fresh chicken, it’s going to further decline — further processing is going to decline as a percentage. So further processing is on our radar — chicken further processing. So that’s part of our — what we’re looking at. So those are the two things that we’re talking about, Akshay.

Akshay Jagdale – Jefferies LLC – Analyst

That’s helpful. But even those two, with the balance sheet you have, still doesn’t, I think, stress your balance sheet. But anything beyond that that might be a thought, or for now that’s about where we should be thinking?

Maybe like a special dividend? Has that ever crossed your mind? I mean, your balance sheet is in such great shape. And again, that’s a testament to how well you have managed the business over time. But anything beyond the two things you just discussed?

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Well, we have to — we don’t — we pay special dividends when we make special returns on — we don’t — you know, I love special dividends, but we have to have special income before we pay special dividends. And those two things I mentioned are the two things that are high on our radar right now.

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

Akshay Jagdale – Jefferies LLC – Analyst

Okay. And then this may be for Mike or whoever, but if you just — this question is about the pounds that you’re going to end up producing this year. I haven’t had a chance to look today specifically, but clearly over the last — I think it’s like at least three quarters, the pounds that you’ve sold and processed have been significantly higher than your own quarterly guidance every single quarter. And I think each quarter you were adjusting the future expectations to reflect the outperformance.

So when you look back, can you just give us a sense for the year how much of this — how much did you — are you going to end up producing more than when you started the year? And then just maybe break that down to a few buckets. I mean, it seems like some of it has to do with weights, which is related to better weather, which is hard to predict. But I’m wondering how that sort of breaks down?

Mike Cockrell – Sanderson Farms, Inc. – CFO and Treasurer

Akshay, we said on the last call that the estimate that we gave did not assume the improved yields that we were experiencing or live weights, and we actually certainly inferred those of you that use that number should true it up a little bit. The numbers that Lampkin gave during his prepared remarks that will, of course, be in the transcript do reflect the higher bird weights and yields. So I hope it’s a lot closer.

This past quarter, to answer your question about the buckets, live weights accounted for 2% more pounds than we anticipated, and yields 3.8%, but we are factoring those into the guidance that Lampkin gave. And so as a result of that, I take responsibility for those numbers. But I hope they are closer to — during the third quarter.

Of course, the third quarter is always our most difficult, with heat and weather, and that could impact that. We tried to build that into the number. At the end of the day, our pounds for the year going to be 9% above a year ago. And I’m going to stay true to that 3.75 billion pound number that Lampkin threw out there.

Akshay Jagdale – Jefferies LLC – Analyst

Yes, and I didn’t — your disclosure is phenomenally good, especially relative to your competitors. So I wasn’t trying to imply that you did anything wrong there. What I’m really trying to get at is — so if you look at how much you, let’s say, overproduce by relative to your initial guidance, is it fair to just say, like, maybe 5 points of that came from two buckets, yield and weights? And if so —.

Mike Cockrell – Sanderson Farms, Inc. – CFO and Treasurer

All of it was from those two buckets. We were spot-on the number of head that we expected to process. And then obviously we just do the arithmetic and multiply that by expected bird weights and yields. And again, 2% of our miss was bird weight; 3.8% of the miss was yield. We were spot-on the head.

Akshay Jagdale – Jefferies LLC – Analyst

Okay. So the question really is — so I know the weights were reaching a ceiling. But on yields, isn’t that more of a long-term benefit? So just trying to understand over the next year or two, shouldn’t we continue to get better yields?

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

No. (laughter) No. I mean, we’re not going to — we can continue (technical difficulty) in the beginning. You’re continuing to get what you are getting, but you’re not going to get a lot better than — we are high now, and we don’t disclose what our yields are exactly, but they are very, very, very good relative to the industry. And we are proud of them.

Yes, we won’t — Palestine will get better. And St. Pauls, when they start up and then when they mature, they’ll get better. But the rest of them are not going to get a whole lot better.

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

Akshay Jagdale – Jefferies LLC – Analyst

Right. So you continue to get better yields from some plants, but this year there was — almost every plant was getting better yields or something? So there will be some yield improvement, but not to the magnitude that we saw this year? Is that a fair way to characterize it?

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Yes, that’s correct. Some of this is coming from the breed, and some of it is coming because of the bigger bird. I don’t know how big — how much bigger as the bird this year than it was a year ago?

Lampkin Butts – Sanderson Farms, Inc. – President and COO

For us?

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Yes. Bird weight is not that —

Lampkin Butts – Sanderson Farms, Inc. – President and COO

It’s up a little bit.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

It’s not that much bigger.

Lampkin Butts – Sanderson Farms, Inc. – President and COO

9.26 versus 9 — 9.20 versus 9.15.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

We’re not up but —

Lampkin Butts – Sanderson Farms, Inc. – President and COO

Yes, not that much.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

we are not up but 5 points on live weight. But it’s coming from genetics, coming from the breed we’re using. And Palestine is getting better and better, but those plants are — they are not doing that much difference. This is genetics, the breed we use.

Akshay Jagdale – Jefferies LLC – Analyst

Perfect. And just one last one more related to — I just — help me think through this, right? So I know the egg sets have not been nearly as high as anybody had feared, certainly not as high as I had thought they would be.

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

You didn’t look at our — you didn’t believe our — you didn’t look at our book.

Akshay Jagdale – Jefferies LLC – Analyst

No, I’m just not smart enough. But that aside, when you — at the end of the day, though, it’s a pound game, right? I mean, like, you sell pounds.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Yes.

Akshay Jagdale – Jefferies LLC – Analyst

It just seems like there’s —

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Heads and pounds.

Akshay Jagdale – Jefferies LLC – Analyst

Yes.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Both.

Akshay Jagdale – Jefferies LLC – Analyst

But there’s different ways — there’s like nine or ten variables from the time you buy a pullet. I mean, even before you buy a pullet, you’ve got genetics, right? So there’s so many variables in the chain that can be tweaked to get a 2 percentage points more of production. And every year it seems like the formula is tweaked a little bit differently.

And in this year, a lot of the gains have come — a lot of the unexpected gains have come from weight, which in the low-grain-cost environment don’t seem as surprising. So my point really is: there’s not a lot of visibility into all the variables, ever. But at the end of the day, the industry is producing 3% more pounds, which is more than what demand has grown, which is why prices are down, right? So help me think through that a little bit, because there’s — isn’t that the right way to think about it, is they’re just producing pounds, and the industry just finds a way to produce more pounds, and they are making money. And that’s not very different than what we’ve seen so far this year.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

I think there are a multitude of factors. I think 3% is about right. I think you’ve got to look at the export market, and exports are down about 6% year to date.

Lampkin Butts – Sanderson Farms, Inc. – President and COO

Right.

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

So those pounds are still in the domestic market. That accounts for some of the pounds. You’ve got to put those back in — with that 3% more pounds we’re talking about, you’ve got to put that back in. And that really gives you — what’s the total in the domestic market for chicken?

Lampkin Butts – Sanderson Farms, Inc. – President and COO

7%, isn’t it?

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

It’s really about 7% more pounds total —

Mike Cockrell – Sanderson Farms, Inc. – CFO and Treasurer

Through March.

Mike Cockrell – Sanderson Farms, Inc. – CFO and Treasurer

— poultry in the domestic market for the first quarter, January, February, and March. It’s not 3%. When you add the meat that’s not going to export back in the domestic market, you get 7% more pounds in the domestic market. So that’s what they’ve had to absorb with 3% to 4% more beef, and I don’t remember pork. And the domestic market has absorbed that 7% more pounds with a good Georgia Dock.

Lampkin Butts – Sanderson Farms, Inc. – President and COO

Yes.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

And if you add the export market — and leg quarters and boneless breasts is what’s been week. You add the export market, and those are back. And then you’ve got a consumer — really, food service is what’s weak. It’s not — retail is good, and food service is weak. And it’s the economy.

And you know — but it’s kind of weird, too, that they’re not putting out eggs. You’ve seen egg sets the last six weeks, and it’s something different, something different that we hadn’t seen before. And so — and I think the weights are getting ready to come off. They are going to come off because of heat, and that’s going to be different.

Akshay Jagdale – Jefferies LLC – Analyst

Right. And the age of the breeder flock — is it now at normal rates, or —?

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Yes, yes.

Akshay Jagdale – Jefferies LLC – Analyst

Because we don’t get that. So that’s done, the transition from, like, an older flock to now a more normal flock? (multiple speakers)

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

I think — yes, I think so. And I can tell that by the hatchability that — we see it — the hatchability is normal in Agristats and what USDA is reporting. [As high as] 84%.

Akshay Jagdale – Jefferies LLC – Analyst

Okay, thanks a lot. I’ll pass it on.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

You bet.

Operator

Adam Samuelson, Goldman Sachs.

Adam Samuelson – Goldman Sachs – Analyst

A lot of ground has been covered. Maybe first, Joe, I know you gave some detailed comments on leg quarter and the breast meat market. I think it’s also interesting — the weakness you’ve seen more recently in wings, you have had some — it looks like somebody has put in a big number of wings in the freezer again, and you’ve seen wing prices down below $1.40. And just maybe some thoughts on where you think that is, as we still have a few months before football season.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

$1.20, $1.30 on wings. We think we’re fixing to get — when is that — somebody’s going to break a —.

Lampkin Butts – Sanderson Farms, Inc. – President and COO

—

Mike Cockrell – Sanderson Farms, Inc. – CFO and Treasurer

Well, McDonald’s is going to break a mighty wing in two divisions, and I think that’s some of the wings you’ve seen in this freezer are for that.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Freezer, yes. We’ve got a feature coming on wings at one of the big houses.

Lampkin Butts – Sanderson Farms, Inc. – President and COO

We’ve got wing customers that want us to start freezing wings for them.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Yes. We are going to freeze some wings for one of our customers at some point, probably starting in June, for the football season. We’ve never done it before for them.

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

Lampkin Butts – Sanderson Farms, Inc. – President and COO

Help me, because I don’t know the answer to this, but does the Olympics ever help? Do they ever — are they a big wing draw?

Mike Cockrell – Sanderson Farms, Inc. – CFO and Treasurer

I’ve never known it —

Lampkin Butts – Sanderson Farms, Inc. – President and COO

Yes, never know. So they’ve got the Olympics coming up too, Adam; I don’t know if that will help or not.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Football is one, and it’s going to be dull until we get to football.

Lampkin Butts – Sanderson Farms, Inc. – President and COO

And we’re ready for it.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

But they’re going to go down to $1.20 to $1.30, and then they’ll start going back up then. And they’ll slow down around Christmas and then go back up after Christmas.

Adam Samuelson – Goldman Sachs – Analyst

That’s helpful. And then maybe just on your own production, outside of the feed costs, your kind of other production cost per pound still declining year on year. Would it be fair to attribute some of that to the better yields, which is a real drop-through to the bottom line —

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Yes.

Adam Samuelson – Goldman Sachs – Analyst

— the variable incremental costs associated with it? Or is there anything else in the plants going on that we should be mindful of and expect to continue going forward?

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

What a lot of that is is Palestine coming — as Palestine volume increases, all the cost at Palestine continues to drop lower. Their plant costs, their hatchery costs, their milling costs, and —.

Lampkin Butts – Sanderson Farms, Inc. – President and COO

The other cost of goods sold was down 116 points, Adam; and 37 of that was attributable to improved efficiencies at Palestine. And the rest of it is exactly what you said, just improved yields and higher live weights and pounds. And for the rest of this year, we think we’ll get another $0.005 a pound in Palestine.

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

And that will happen by October. They are on their third line now, and they’ll start their fourth line in July, and by August that ought to be mature.

Lampkin Butts – Sanderson Farms, Inc. – President and COO

End of August.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

End of August they’ll be mature, and they’ll be at full capacity.

Adam Samuelson – Goldman Sachs – Analyst

And remind me — and can you just remind us, with St. Pauls, when you reset the clock there on that stranded overhead, and when that starts coming back into the system?

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

January.

Lampkin Butts – Sanderson Farms, Inc. – President and COO

It’ll be January. As soon as we start moving those costs out of SG&A and into cost of goods sold, yes, we’ll start all over again. And you’ll see those efficiencies pop up one more time. That’s right.

Adam Samuelson – Goldman Sachs – Analyst

Okay, very helpful.

Lampkin Butts – Sanderson Farms, Inc. – President and COO

Not one more time — again, I’m sorry. (laughter)

Adam Samuelson – Goldman Sachs – Analyst

All right. Thanks very much. I’ll pass it on.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Thank you, Adam.

Operator

Michael Piken, Cleveland Research.

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

Michael Piken – Cleveland Research Company – Analyst

I just wanted to get a quick update terms of what the expectations might be in terms of China reopening. And are you currently still putting the pause in rendering? Or what type of market opportunity is available there?

Lampkin Butts – Sanderson Farms, Inc. – President and COO

We’re still putting them in rendering, and we still think it’s going to be sometime in 2017. We haven’t had any indication from USTR or anything else that anything is thawing out there. China is — they continue to — their poultry industry in China continues to struggle. It’s not as bad as it was, but they’re still struggling. And there’s still political things on the plate that haven’t been completely resolved. So we think we’ve got to get into next year to lift that AI ban.

Michael Piken – Cleveland Research Company – Analyst

Okay, great. And, I mean, how much of this — some of this deboned dark meat do you think will eventually move back into that commodity leg quarters, and what is net-net better for you guys? Is it better to have (technical difficulty) or is it better to have that return to leg quarters to get improved breast meat pricing?

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

I don’t think all of it has to return to leg quarters to get better breast meat prices. I think there’s a market for some of it. Do we have those pounds?

Mike Cockrell – Sanderson Farms, Inc. – CFO and Treasurer

Yes, right here.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

I have got some information. Let me see if I can get my hands on it. You tell them what it is; I can’t read that. We’ve got some data for you comparing the first quarter of this year to the first quarter of last year about how many leg quarters are not —.

Mike Cockrell – Sanderson Farms, Inc. – CFO and Treasurer

There it is.

Lampkin Butts – Sanderson Farms, Inc. – President and COO

It’s roughly 3% less leg quarters being produced, and this is industrywide. Now, that 3% reflects — it’s almost 15 million pounds of leg quarters over that quarter.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

5 million pounds a month.

Lampkin Butts – Sanderson Farms, Inc. – President and COO

And then increased leg meat production and increased boneless thigh production — those are both up 10%, 11%. That’s 14 million pounds of leg meat and 25 million, almost 26 million pounds of boneless thigh filets increase. So there’s been that much shift from a leg quarter over to deboned dark meat.

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

That’s out of Agristat.

Michael Piken – Cleveland Research Company – Analyst

Okay, great. And then just lastly (technical difficulty) in terms of the SG&A expenses —.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

We can’t hear you. You’ve got a bad connection.

Michael Piken – Cleveland Research Company – Analyst

How about this? Can you hear me now? (technical difficulty)

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

No. Operator, let’s see if we can take the next question. I can’t hear him — getting worse.

Operator

Jeremy Scott, CLSA.

Jeremy Scott – CLSA Americas, LLC – Analyst

Just a — a lot of ground has been covered already, but just to follow-up on — you know, even before we account for layers producing for export, total active hens are running flat year on year, even with the increase in pullet placements. And we’re seeing a significant increase in the cull rate. Just what’s your outlook for how long that continues? Is that a function of capacity constraints, or is that a function of rolling off the older, unproductive hens? And if it’s unproductive hens, how much more needs to come off the system?

Lampkin Butts – Sanderson Farms, Inc. – President and COO

I wouldn’t think there’s a lot of culling going on. We don’t do very much of that in our operation. There’s very little of that done. And once hens get into production, they are there. What happens is there is mortality that occurs in the pullets and then in the henhouse.

And a good operator has lower mortality than a poor operator. And that mortality is a natural culling effect, but people don’t go out and typically cull hens. They might do that with males for different reasons, but they typically do not do it with hens.

Jeremy Scott – CLSA Americas, LLC – Analyst

How would you explain the fading correlation between the pullet placement growth and the hen growth?

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

I would explain it by mortality.

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

Jeremy Scott – CLSA Americas, LLC – Analyst

Mortality — just because they’re getting older?

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Yes.

Jeremy Scott – CLSA Americas, LLC – Analyst

Okay. And then just a follow-up on deboned dark meat. I know we’ve talked a lot about this, but do you think there’s a fundamental change in demand for the product, given what we’ve seen in fast casual Mexican? Or do you think it’s a function of relative price, and when leg quarters come back, that we’ll start to see usage shift down? What’s the demand landscape for deboned dark meat?

Lampkin Butts – Sanderson Farms, Inc. – President and COO

I think the demand is — I think there’s more demand. I think it has improved. Now, I don’t know — I can’t tell you how much — I’m not —.

Mike Cockrell – Sanderson Farms, Inc. – CFO and Treasurer

We don’t do a lot.

Lampkin Butts – Sanderson Farms, Inc. – President and COO

It’s not significant. I still think if you put 100 consumers in a room, it’s two-thirds/one-third — two-thirds prefer the white meat. That hasn’t changed significantly, but there is more demand for that in the United States. This shift in production came about because leg quarters got so cheap.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

It didn’t come about because of demand.

Lampkin Butts – Sanderson Farms, Inc. – President and COO

Right. It had to do with cheap leg quarters, not unfulfilled demand here in the States.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

But we are short of deboned dark meat every week now. We are having to put a little more capacity in at some of our big bird deboning plants. And we’re a little bit short at our retail plants of deboned dark meat.

We have — I don’t know how much we are short; I can’t quantify it, but we are short every week at our food service operations and at our tray pack plants. But when you look at the volume that we produce of white meat versus the volume we produce of dark meat, percentage-wise there’s no comparison. We produce a lot more white deboned white meat than we do deboned dark meat.

And Agristats is the same way. When you look at the industry as a whole, percentage-wise, deboned dark meat is a very low percentage of the sales.

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MAY 26, 2016 / 03:00PM GMT, SAFM - Q2 2016 Sanderson Farms Inc Earnings Call

Jeremy Scott – CLSA Americas, LLC – Analyst

Okay. And then just finally, given what we’re seeing in active hens and egg sets, and given the fact that you are expanding at the moment, is it fair to say that the rest of the big bird industry is in contraction?

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Well, we know of one plant that is changing, getting out of big bird deboning right now. But the rest of them are not contracting. They are going to stay doing what they’re doing. Peco is going to be a big bird deboning plant, and Mountaire bought a plant that had been mothballed. And at some point that — I’m assuming that’s going to be a big bird deboning plant. That may be a couple of years away before that’s going to be up and running.

But other than that one that’s changing, the Pilgrim plant is going from big bird deboning to organic. I think everybody else is holding their own.

Jeremy Scott – CLSA Americas, LLC – Analyst

Okay, that’s helpful. Thank you very much.

Operator

And that concludes today’s Q&A session. I would like to turn the conference over back to our presenters for any additional or closing remarks.

Joe Sanderson – Sanderson Farms, Inc. – Chairman and CEO

Good. Thank you all for spending time with us, and we will look forward to reporting our third quarter in August.

Operator

And that concludes today’s presentation. We thank you all for your participation.

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